FIRST AMENDMENT TO WISDOMTREE TRUST FUND OF FUNDS INVESTMENT AGREEMENT
This first amendment (the “Amendment”) to the WisdomTree Trust Fund of Funds Investment Agreement dated January 19, 2022 (the “Agreement”), by and between WisdomTree Trust (the “Trust”), on behalf of each of its current and future series, severally and not jointly (each, an “Acquired Fund”); and GPS FUNDS I, GPS FUNDS II, and SAVOS INVESTMENTS TRUST, on behalf of each of its respective current and future series set forth on Appendix A of the Agreement, severally and not jointly (each, an “Acquiring Fund”), is entered into as of March 3rd, 2022 (the “Effective Date”).
WHEREAS, the Trust and GPS Funds I, GPS Funds II, and Savos Investments Trust (collectively, the “Parties”) desire to amend Appendix A of the Agreement to reflect the addition of a new Fund, as described below; and
WHEREAS, Section 5(b) of the Agreement requires that amendments to the Agreement be made in writing and executed by all parties.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.Exhibit A of the Agreement is hereby deleted and replaced in its entirety with Exhibit A attached hereto to reflect the addition of WisdomTree Battery Value Chain and Innovation Fund.

3.Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.
Signature Page Follows

IN WITNESS WHEREOF, the parties have executed this Acquiring Fund Investment Agreement as of the date first set forth above.

WISDOM Trust

By:	/s/ Jonathan Steinberg
Name:	Jonathan Steinberg
Title:	President

GPS Funds I

By:	/s/ Patrick Young
Name:	Patrick Young
Title:	Director, Mutual Fund Operations and Finance

GPS Funds II

By:	/s/ Patrick Young
Name:	Patrick Young
Title:	Director, Mutual Fund Operations and Finance

Savos Investements Trust

By:	/s/ Patrick Young
Name:	Patrick Young
Title:	Director, Mutual Fund Operations and Finance

APPENDIX A

List of Funds to which the Agreement Applies

Acquiring Funds
GPS Funds I GuideMark Large Cap Core Fund GuideMark Emerging Markets Fund GuideMark Small/Mid Cap Core Fund GuideMark World ex-US Fund GuideMark Core Fixed Income Fund
GPS Funds II
GuidePath Growth Allocation Fund
GuidePath Conservative Allocation Fund
 GuidePath Tactical Allocation Fund
GuidePath Absolute Return Allocation Fund
GuidePath Multi-Asset Income Allocation Fund
GuidePath Flexible Income Allocation Fund
GuidePath Conservative Income Fund GuidePath Income Fund
GuidePath Growth and Income Fund

Savos Investments Trust Savos Dynamic Hedging Fund

Acquired Funds Wisdom ETFs
DOMESTIC EQUITY ETFs
U.S. LargeCap	EPS	0.08
U.S. Quality Dividend Growth	DGRW	0.28
U.S. Multifactor	USMF	0.28
Mid & Small Cap	Ticker	Exp. Ratio %
U.S. MidCap	EZM	0.38
U.S. SmallCap	EES	0.38
U.S. SmallCap Quality Dividend Growth	DGRS	0.38
VALUE Large Cap	Ticker	Exp. Ratio %
U.S. LargeCap Dividend	DLN	0.28
U.S. Total Dividend	DTD	0.28
U.S. High Dividend	DHS	0.38
U.S. AI Enhanced Value	AIVL	0.38
U.S. Value	WTV	0.12

Mid & Small Cap	Ticker	Exp. Ratio %
U.S. MidCap Dividend	DON	0.38
U.S. SmallCap Dividend	DES	0.38
GROWTH
Large Cap	Ticker	Exp. Ratio %
Growth Leaders	PLAT	0.20
U.S. Growth & Momentum	WGRO	0.55
EMERGING MARKETS EQUITY ETFs
Emerging Markets	Ticker	Exp. Ratio %
Emerging Markets High Dividend	DEM	0.63
Emerging Markets Quality Dividend Growth	DGRE	0.32
Emerging Markets Multifactor	EMMF	0.48
Emerging Markets SmallCap Dividend	DGS	0.58
Regional/Single Country	Ticker	Exp. Ratio %
India Earnings	EPI	0.84

INTERNATIONAL EQUTIY ETFs
International	Ticker	Exp. Ratio %
International Equity	DWM	0.48
International Multifactor	DWMF	0.38
Dynamic Currency Hedged International Equity	DDWM	0.40
International LargeCap Dividend	DOL	0.48
International AI Enhanced Value	AIVI	0.58
International High Dividend	DTH	0.58
International Hedged Quality Dividend Growth	IHDG	0.58
International Quality Dividend Growth	IQDG	0.42
International Mid & Small Cap	Ticker	Exp. Ratio %
International SmallCap Dividend	DLS	0.58
Dynamic Currency Hedged International SmallCap Equity	DDLS	0.48
International MidCap Dividend	DIM	0.58
Global	Ticker	Exp. Ratio %
Global ex-U.S. Quality Dividend Growth	DNL	0.42
Global High Dividend	DEW	0.58
Global ex-U.S. Real Estate	DRW	0.58
Regional/Single Country	Ticker	Exp. Ratio %
Japan Hedged Equity	DXJ	0.48
Europe Hedged Equity	HEDJ	0.58
Europe Quality Dividend Growth	EUDG	0.58
Germany Hedged Equity	DXGE	0.48
Regional/Single Country Small Cap	Ticker	Exp. Ratio %
Japan SmallCap Dividend	DFJ	0.58
Japan Hedged SmallCap Equity	DXJS	0.58
Europe SmallCap Dividend	DFE	0.58
Europe Hedged SmallCap Equity	EUSC	0.58

ESG ETFs
	Ticker	Exp. Ratio %
U.S. ESG	RESP	0.28
Emerging Markets ESG	RESE	0.32
International ESG	RESD	0.30
Emerging Markets ex-State-Owned Enterprises	XSOE	0.32
China ex-State-Owned Enterprises	CXSE	0.32
India ex-State-Owned Enterprises	IXSE	0.58
FIXED INCOME ETFs
Strategic Core	Ticker	Exp. Ratio %
Yield Enhanced U.S. Aggregate Bond	AGGY	0.12
Yield Enhanced U.S. Short-Term Aggregate Bond	SHAG	0.12
Mortgage Plus Bond	MTGP	0.45
Short Term Government	Ticker	Exp. Ratio %
Floating Rate Treasury	USFR	0.15
Interest Rate Strategies	Ticker	Exp. Ratio %
Interest Rate Hedged U.S. Aggregate Bond	AGZD	0.23
Interest Rate Hedged High Yield Bond	HYZD	0.43
Credit	Ticker	Exp. Ratio %
U.S. Corporate Bond	WFIG	0.18
U.S. Short-Term Corporate Bond	SFIG	0.18
U.S. High Yield Corporate Bond	WFHY	0.18
Emerging Markets	Ticker	Exp. Ratio %
Emerging Markets Local Debt	ELD	0.55
Emerging Markets Corporate Bond	EMCB	0.60
Currency Strategies	Ticker	Exp. Ratio %
Emerging Currency Strategy	CEW	0.55
Bloomberg U.S. Dollar Bullish	USDU	0.51
Chinese Yuan Strategy	CYB	0.45
ALTERNATIVE ETFs
Managed Futures	Ticker	Exp. Ratio %
Managed Futures Strategy	WTMF	0.65
Option-Based	Ticker	Exp. Ratio %
CBOE S&P 500 PutWrite Strategy	PUTW	0.44

Commodity	Ticker	Exp. Ratio %
Enhanced Commodity Strategy[1]	GCC	0.55
Credit	Ticker	Exp. Ratio %
Alternative Income*	HYIN	3.20
1 Prior to 12/21/2020, the ticker symbol GCC was used for an Exchange Traded Commodity Pool trading under a different name and strategy.

Target Range	Ticker	Exp. Ratio%
Target Range CAPITAL EFFICIENT ETFs	GTR	0.70
Core	Ticker	Exp. Ratio %
U.S. Efficient Core[2]	NTSX	0.20
International Efficient Core	NTSI	0.26
Emerging Markets Efficient Core	NTSE	0.38
Tactical	Ticker	Exp. Ratio %
Efficient Gold Plus Gold Miners Strategy MEGATRENDS	GMDN Ticker	0.45 Exp. Ratio %
Cloud Computing	WCLD	0.45
Cybersecurity	WCBR	0.45
BioRevolution	WDNA	0.45
Artificial Intelligence and Innovation	WTAI	0.45
Battery Value Chain and Innovation	WBAT	0.45

2 Formerly WisdomTree 90/60 U.S. Balanced Fund.
* This Fund operates as a Fund-of-Funds and is not covered under Rule 12d1-4.